UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On August 31, 2022, Heartland Express, Inc. of Iowa, an Iowa corporation and a wholly owned subsidiary of Heartland Express, Inc., a Nevada corporation (the "Company”), acquired Transportation Resources, Inc., a Missouri corporation (“TRI”), for an enterprise value of approximately $525 million in cash, subject to certain customary adjustments specified in the Stock Purchase Agreement, including for working capital, cash, indebtedness, transaction expenses, and a claims reserve amount. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the consolidated company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the consolidated company.

The unaudited pro forma consolidated financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from TRI based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. The following unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed consolidated financial statements after working capital, cash, indebtedness, transaction expense, and claims reserve adjustments are performed.

The unaudited pro forma consolidated statements of income included herein do not reflect any potential cost savings or other operating efficiencies that may result from the integration of the companies or the costs to achieve such efficiencies.

These unaudited pro forma consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal years ended December 31, 2021 and 2020, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2022 and 2021 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, which was filed with the SEC on August 8, 2022, (3) TRI’s audited combined carve-out financial statements as of December 31, 2021 and 2020, and for the years then ended, the notes related thereto, included as Exhibit 99.2 to this Form 8-K/A, and (4) TRI’s unaudited combined carve-out financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021, and the notes related thereto, included as Exhibit 99.3 to this Form 8-K/A.

A pro forma balance sheet is not presented because the acquisition of TRI is already reflected in the Company’s balance sheet as of September 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q, filed on November 9, 2022.

The actual operating results for TRI will be consolidated with the Company’s operating results for all periods subsequent to the acquisition date of August 31, 2022.

The unaudited pro forma consolidated statement of comprehensive income of the Company and TRI for the year ended December 31, 2021 gives effect to the acquisition of TRI by the Company as if it had occurred effective January 1, 2021, the beginning of the Company’s 2021 fiscal year.

The unaudited pro forma consolidated statement of comprehensive income of the Company and TRI for the six months ended June 30, 2022 gives effect to the acquisition of TRI by the Company as if it had occurred effective January 1, 2021, the beginning of the Company’s 2021 fiscal year.

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)
	Six Months Ended June 30, 2022
	Heartland Express	Transportation Resources	Pro Forma Adjustments	Notes	Pro Forma Consolidated
		(H)
OPERATING REVENUE	$339,097	$320,339	$—		$659,436

OPERATING EXPENSES
Salaries, wages, and benefits	124,506	108,854	(1,800)	(A) (F)	231,560
Rent and purchased transportation	3,874	50,346			54,220
Operations and maintenance	89,466	100,505	(988)	(B) (F)	188,983
Insurance and claims	11,905	5,724			17,629
Depreciation and amortization	47,620	31,122	10,368	(C)	89,110
Other operating expenses	20,246	10,777	(300)	(F)(G)	30,723
Gain on disposal of property and equipment	(85,970)	(27,915)			(113,885)
	211,647	279,413	7,280		498,340

Operating income	127,450	40,926	(7,280)		161,096

Interest income	406	—			406
Interest expense	(174)	(960)	(10,260)	(D)	(11,394)

Income before income taxes	127,682	39,966	(17,540)		150,108

Federal and state income taxes	34,001	8,522	(5,028)	(E)	37,495

Net income	$93,681	$31,444	$(12,512)		$112,613
Other comprehensive income, net of tax	—	515	—		—
Comprehensive income	$93,681	$31,959	$(12,512)		$112,613

Net income per share
Basic	$1.19				$1.43
Diluted	$1.19				$1.43

Weighted average shares outstanding
Basic	78,931				78,931
Diluted	78,956				78,956

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)
	Twelve Months Ended December 31, 2021
	Heartland Express	Transportation Resources	Pro Forma Adjustments	Notes	Pro Forma Consolidated
		(I)
OPERATING REVENUE	$607,284	$545,128	$—		$1,152,412

OPERATING EXPENSES
Salaries, wages, and benefits	250,035	186,587	(3,400)	(A) (F)	433,222
Rent and purchased transportation	3,810	93,054			96,864
Operations and maintenance	134,714	129,676	(2,176)	(B) (F)	262,214
Insurance and claims	20,826	21,084			41,910
Depreciation and amortization	104,083	54,972	20,940	(C)	179,995
Other operating expenses	25,847	17,882	800	(F)(G)	44,529
Gain on disposal of property and equipment	(37,438)	(8,027)			(45,465)
	501,877	495,228	16,164		1,013,269

Operating income	105,407	49,900	(16,164)		139,143

Interest income	640	44			684
Interest expense	—	(603)	(21,837)	(D)	(22,440)

Income before income taxes	106,047	49,341	(38,001)		117,387

Federal and state income taxes	26,770	17,505	(10,571)	(E)	33,704

Net income	$79,277	$31,836	$(27,430)		$83,683
Other comprehensive income, net of tax	—	(464)	—		(464)
Comprehensive income	$79,277	$31,372	$(27,430)		$83,219

Net income per share
Basic	$1.00				$1.05
Diluted	$1.00				$1.05

Weighted average shares outstanding
Basic	79,573				79,573
Diluted	79,612				79,612

HEARTLAND EXPRESS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of transaction

On August 31, 2022, Heartland Express, Inc. of Iowa, a wholly owned subsidiary of Heartland Express, Inc. a Nevada corporation (the "Company”) acquired Transportation Resources, Inc., a Missouri corporation (“TRI”) for $525 million of total consideration payable in cash, subject to certain customary adjustments specified in the Stock Purchase Agreement, including for working capital, cash, indebtedness, transaction expenses, and a claims reserve amount. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

TRI is a full truckload motor carrier that utilizes a fleet of tractors and trailers to provide short- and long-haul, asset-based transportation services throughout North America. In addition, TRI offers “through-trailer” service into and out of Mexico through major gateways in Texas, Arizona and California.

Note 2 - Estimate of Assets Acquired and Liabilities Assumed

The fair value of the total consideration transferred was $553.8 million, net of approximately $6.8 million of cash balances acquired as of August 31, 2022. The acquisition excluded $9.1 million of assets related to real estate, included in property, plant and equipment, and software, included in other assets, that were historically recorded in the balance sheet of TRI at June 30, 2022. The acquisition also excluded $24.0 million of auto liability and workers’ compensation accruals, that were retained by seller that were previously recorded in liabilities at June 30, 2022. A summary of the preliminary purchase price allocation with the acquisition of TRI, as if the transaction occurred on June 30, 2022, is as follows:

	(in thousands)
Cash paid		$560,624

Allocated to:
Historical book value of TRI’s assets and liabilities, net of cash acquired	$485,125
Adjustments to recognize assets and liabilities at acquisition-date fair value:
Property, plant and equipment	130,641
Other assets	(241,102)
Liabilities	36,314
Fair value of tangible net assets acquired		410,978
Identifiable intangibles at acquisition-date fair value		55,097
Excess of consideration transferred over the net amount of assets and liabilities recognized.		$94,549

	(in thousands)
Cash paid for enterprise value pursuant to Stock Purchase Agreement	$525,000
Cash paid for claims reserve pursuant to Stock Purchase Agreement	24,000
Cash paid for estimated working capital and estimated cash pursuant to Stock Purchase Agreement	11,624
Cash acquired as of August 31, 2022	(6,821)
	$553,803

Debt assumption	—
Total purchase price	$553,803

Note 3 - Intangible Assets

Based on the preliminary allocation of the purchase price, the following amounts have been allocated to identifiable intangible assets along with the respective amortization periods:

	(in thousands)	Life (months)

Trade name	$23,840	—
Customer relationships	31,257	180
	$55,097

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to the Company's estimate of associated amortization expense.

Note 4 - Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated financial information are as follows:

(A) To reflect the elimination of stock-based compensation related to grants of TRI parent company stock-based awards, including stock options, restricted stock awards, and performance stock awards to certain employees of TRI prior to the acquisition. Employees of TRI are no longer eligible for participation with the close of the acquisition.

(B) To reflect the increase in tires expense due to the amortization of prepaid tires to conform with the accounting methods and amortization period for prepaid tires utilized by the Company.

(C) To reflect the increase in depreciation and amortization expense due to (1) the amortization of identifiable intangibles with a definitive life using the straight-line method over the assigned life of each intangible as detailed in Note 3, net of the elimination of amortization expense of eliminated TRI identifiable intangibles from prior acquisitions of TRI and (2) net increase in depreciation resulting from the depreciation of property, plant, and equipment based on acquisition date fair value using the Company's accelerated depreciation methods and useful lives consistent with those utilized by the Company.

(D) To reflect the increase in interest expense associated with term debt issued at close of the acquisition. Outstanding borrowings accrue interest, at the option of the borrower, at a per annum rate of (i) for an “ABR Loan”, the alternate base rate (defined as the interest rate per annum equal to the highest of (a) the variable rate of interest announced by the administrative agent as its “prime rate”, (b) 0.50% above the Federal Funds Rate, (c) the Term SOFR for an interest period of one-month plus 1.1%, or (d) 1.00%) plus the applicable margin or (ii) for a “SOFR Loan”, the Term SOFR Rate for an interest period of one, three or six-months as selected by Company plus the applicable margin. The applicable margin for ABR Loans ranges from 0.250% to 0.875% and the applicable margin for SOFR Loans ranges from 1.250% to 1.875%, depending on the Company’s net leverage ratio. The weighted average interest rate on outstanding borrowings at closing was 4.8%, which rate was used to compute pro forma interest expese. A 0.125% change in interest rates would increase or decrease annual interest expense an estimated $0.6 million.

(E) To reflect the income tax effect of each of the pro forma adjustments, at an effective tax rate of 25.5%.

(F) To remove expenses for corporate costs charged by TFI International, Inc. to TRI. These costs included expenses for accounting, claims management, other financial services such as treasury and audit functions, human resources, legal, facilities, marketing and business support.

(G) Represents the full amount of transaction costs ($1.2 million) incurred by the Company related to the acquisition of TRI. The transaction costs recorded of $0.1 million were removed from the historical Consolidated Statement of Comprehensive Income for the six months ended June 30, 2022 to reflect the transaction having occurred on January 1, 2021. The $1.1 million remaining amount was incurred subsequent to June 30, 2022. These costs will not affect the Company’s Consolidated Statement of Comprehensive Income beyond twelve months after the acquisition date.

(H)

	(1)		(2)
Revenue	$260,591
Fuel Surcharge	59,748
Total Revenue	320,339	Operating Revenues	$320,339

Materials and services expenses	156,575	Operations and maintenance	100,505
		Rent and purchased transportation	50,346
		Insurance and claims	5,724
			156,575

Personnel expenses	108,854	Salaries, wages, and benefits	108,854
Other operating expenses	10,777	Other operating expenses	10,777

Depreciation of property and equipment	29,666	Depreciation and amortization	29,666
Amortization of intangible assets	1,456	Depreciation and amortization	1,456
	31,122	Depreciation and amortization	31,122

Gain on sale of rolling stock and equipment	(27,871)	Gain on disposal of property and equipment	(27,871)
Other	(44)	Gain on disposal of property and equipment	(44)
	(27,915)	Gain on disposal of property and equipment	(27,915)

Total operating expenses	279,413	Total operating expenses	279,413

Operating income	40,926	Operating income	40,926

Interest income	—	Interest income	—
Interest expense	(960)	Interest expense	(960)

Income before income tax	39,966	Income before income tax	39,966
Income tax expense	8,522	Federal and state income taxes	8,522
Net income	$31,444	Net income	$31,444
Other comprehensive income (loss)	515	Other comprehensive income, net of tax	515
Total comprehensive income	$31,959	Comprehensive income	$31,959

(1)     Represents respective line items of the Combined Carve-out Statements of Comprehensive Income for the six months ended June 30, 2022 as presented by Transportation Resources Inc.

(2)     Represents respective line items of the Combined Carve-out Statements of Comprehensive Income for the six months ended June 30, 2022 as presented by Transportation Resources Inc. reclassified to conform to the Consolidated Statements of Comprehensive Income as presented by Heartland Express, Inc. and subsidiaries.

(I)

	(1)		(2)
Revenue	$472,733
Fuel Surcharge	72,395
Total Revenue	545,128	Operating Revenues	$545,128

Materials and services expenses	243,814	Operations and maintenance	129,676
		Rent and purchased transportation	93,054
		Insurance and claims	21,084
			243,814

Personnel expenses	186,587	Salaries, wages, and benefits	186,587
Other operating expenses	17,882	Other operating expenses	17,882

Depreciation of property and equipment	52,265	Depreciation and amortization	52,265
Amortization of intangible assets	2,707	Depreciation and amortization	2,707
	54,972	Depreciation and amortization	54,972

Gain on sale of rolling stock and equipment	(8,011)	Gain on disposal of property and equipment	(8,011)
Other	(16)	Gain on disposal of property and equipment	(16)
	(8,027)	Gain on disposal of property and equipment	(8,027)

Total operating expenses	495,228	Total operating expenses	495,228

Operating income	49,900	Operating income	49,900

Interest income	44	Interest income	44
Interest expense	(603)	Interest expense	(603)

Income before income tax	49,341	Income before income tax	49,341
Income tax expense	17,505	Federal and state income taxes	17,505
Net income	$31,836	Net income	$31,836
Other comprehensive income (loss)	(464)	Other comprehensive income, net of tax	(464)
Total comprehensive income	$31,372	Comprehensive income	$31,372

(1)     Represents respective line items of the Combined Carve-out Statements of Comprehensive Income for the year ended December 31, 2021 as presented by Transportation Resources Inc.

(2)     Represents respective line items of the Combined Carve-out Statements of Comprehensive Income for the year ended December 31, 2021 as presented by Transportation Resources Inc. reclassified to conform to the Consolidated Statements of Comprehensive Income as presented by Heartland Express, Inc. and subsidiaries.